THE BANK OF NEW YORK
DEPOSITARY RECEIPTS DIVISION
101 BARCLAY STREET
NEW YORK, NEW YORK  10286




August 2, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Attn.: Document Control


Re:	Depositary Shares Evidenced by
American Depositary Receipts
for 37.1795 pence, Par Value Ordinary
Shares of
Boots Group plc (F-6 file No. 333-
102886)


Dear Sir/Madam:

		Pursuant to rule 424(b) (3)
under the Securities Act of 1933, as amended, on behalf of The Bank of New York, as depositary for securities against which American
Depositary Receipts are to be issued, we enclosed ten copies of the revised prospectus
(the Prospectus) for Boots Group plc as required by Rule 424(e) the upper right hand corner of the cover page of each copy has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the prospectus relates.

		Pursuant to Section III B of the
General Instructions to the form F-6 Registration
Statement, the Prospectus consist of the ADR certificate for Boots Group plc.

		Due to the name change of
Boots Group, the Prospectus has been revised to include the name change to: Alliance Boots plc.

		Please contact me at (212) 815-
8250, or in my absence Cristina Cobb at (212)
635-1507, with any comments or questions.

		Please stamp the enclosed copy
of this letter to indicate receipt of the enclosures, and return the stamped copy to the undersigned using the stamped envelope enclosed for your convenience.

Very Truly Yours


Michael Fitzpatrick
Assistant Treasurer

Enclosure
cc:	Paul Dudek, Esq. (Office of
International Corporate Finance)